EXHIBIT 10.8

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is dated as of October 15, 2004, among Greenhold Group, Inc., (the “Seller”), and Andora Investments Limited Partnership (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement in accordance with Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Seller desires to issue and sell and the Purchaser desires to purchase from the Seller (i) 4,200,000 shares of the Seller’s common stock (the “Purchased Stock”), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 The Closing

(a) The Closing. Subject to the terms and conditions set forth in this Agreement, the Seller shall issue and sell to the Purchaser and the Purchaser shall purchase from the Seller the Purchased Stock for an aggregate purchase price of $4,200. The closing of the purchase and sale of the Purchased Stock (the “Closing”) shall take place at the offices of Purchaser (“Closing Office”), immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

(b) On the Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Seller shall deliver to Closing Office: (1) the Purchased Stock and (B) Purchaser will deliver to Closing Office: a letter indicating that such Purchased Stock satisfies in full Purchaser’s outstanding invoices to Seller.

Private Offering. The Parties understand that the Company Stock to be acquired and delivered to the Purchaser pursuant to the terms of this Agreement will not be registered under the Securities Act, but will be issued in accordance with Section 4(2) of the Securities Act, and that each is relying upon the truth and accuracy of the representations set forth in the Investment Letter attached hereto as Exhibit A and delivered concurrently with the execution of this Agreement. Each certificate representing the Company Stock in the name of the Purchaser pursuant to the terms of this Agreement shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY

NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION

1.3 Defined Terms. The Purchased Stock shall also be known as the “Shares” or “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Purchasers:

(a) Organization and Qualification. The Seller is not aware of any matter which could (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any matter regarding this Agreement or any document signed related to this Agreement (collectively, the “Transaction Documents”), (y) have or result in a material adverse effect on the Securities of the public company whose stock is being purchased under this Agreement (the “Company”), or (z) adversely impair the Seller’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action

(c) Common Stock. The Seller has authorized shares available of its common stock necessary to consummate the transaction referenced in the Transaction Documents.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Seller and the consummation by the Seller of the transactions contemplated thereby do not and will not in any way result in a Material Adverse Effect or in any way cause the Seller to be in violation of any law or agreement presently involving the Seller.

(e) Filings, Consents and Approvals. The Seller need not obtain the consent of any other party prior to executing the Transaction Documents.

(f) Litigation; Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. The Seller is not the subject of any

Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(g) No Default or Violation. The Seller is not (i) in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Seller, nor has the Seller, received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

2.2 Representations and Warranties of the Purchasers. Purchaser hereby for itself and for no other Purchaser represents and warrants to the Seller as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser.

(b) Intent. Such Purchaser is acquiring the Securities as principal for its own account and not with a view to act as a statutory underwriter, without prejudice, however, to such Purchaser’s right, to sell or otherwise dispose of all or any part of such Securities. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

(c) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(d) Ability of such Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

ARTICLE III

OTHER AGREEMENTS OF THE PARTIES

3.1 Use of Proceeds. The Seller shall not use the net proceeds from the sale of the Securities hereunder for any unlawful purpose.

ARTICLE IV

MISCELLANEOUS

4.1 Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.3 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. The Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Seller. This provision shall not limit any Purchaser’s right to transfer securities or transfer or assign rights under the registration rights provided under Article V hereof.

4.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Palm Beach County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

4.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

4.9 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Seller under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.11 Independent Nature of Purchasers’ Obligations and Rights. In the event there are multiple Purchasers under this Agreement, then the obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.

ARTICLE V

REGISTRATION RIGHTS

5.1 Registration Rights. The Seller agrees that it will prepare and file with the Securities and Exchange Commission (the “Commission”), within 90 days of the joint written demand of the Purchaser, Croft Investments Limited Partnership and Nahara Group, Inc., a registration statement under the Securities Act (the “Registration Statement”), at the sole expense of the Seller (except as otherwise provided herein), in respect of Purchaser, Croft Investments Limited Partnership and Nahara Group, so as to permit a public offering and resale of the Purchased Stock under the Securities Act by Purchaser. The Seller will notify Purchaser of the effectiveness of the Registration Statement within one trading day of such event.

The Seller will maintain the Registration Statement or post-effective amendment filed hereunder effective under the Securities Act until the earliest of: (i) the date that none of the Purchased Stock are or may become issued and outstanding; (ii) the date that all of the Purchased Stock have been sold pursuant to the Registration Statement; (iii) the date the purchasers thereof receive an opinion of counsel to the Seller, that the Purchased Stock may be sold under the provisions of Rule 144 without limitation as to volume; (iv) all Purchased Stock has been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Seller has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend; or (v) all Purchased Stock may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Seller reasonably acceptable to the Purchaser (the “Effectiveness Period”).

All fees, disbursements and out-of-pocket expenses and costs incurred by the Seller in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys’ fees of the Seller) shall be borne by the Seller. The Purchaser shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Purchased Stock being registered and the fees and expenses of its counsel.

The Seller shall not be required by this Section to include the Purchased Stock in any Registration Statement which is to be filed if, in the opinion of counsel for the Seller the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Purchasers or transferees obtaining securities which are not “restricted securities,” as defined in Rule 144.

If at any time or from time to time after the effective date of the Registration Statement, the Seller notifies the Purchaser in writing of the existence of a Potential Material Event (as defined below), the Purchaser shall not offer or sell any Purchased Stock or engage in any other transaction involving or relating to Purchased Stock, from the time of the giving of notice with respect to a Potential Material Event until the Purchaser receives written notice from the Seller that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Seller’s obligation to file the Registration Statement shall be delayed without penalty for not more than 45 days. The Seller must give Purchaser notice in writing at least two trading days prior to the first day of the blackout period, if lawful to do so.

“Potential Material Event” means any of the following: (a) the possession by the Seller of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Seller or that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Seller; or (b) any material engagement or activity by the Seller which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Seller, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Seller that the Registration Statement would be materially misleading absent the inclusion of such information.

5.2 Cooperation. Purchaser will cooperate with the Seller in all respects in connection with this Agreement, including timely supplying in writing all information reasonably requested by the Seller (which shall include all information regarding the Purchaser and proposed manner of sale of the Purchased Stock required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Purchased Stock and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. The Purchaser shall consent to be named as an underwriter in the Registration Statement. Purchaser acknowledges that in accordance with current Commission policy, the Purchaser will be named as the underwriter of the Purchased Stock in the Registration Statement.

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SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GREENHOLD GROUP, INC.

By:	/s/ JOHN HARRIS
John Harris
President

ANDORA INVESTMENTS LIMITED PARTNERSHIP

By:	/s/ MILTON BARBAROSH
Name:	Milton Barbarosh
Title:	President of General Partner